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                                                                    EXHIBIT 23.9

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 28, 1998 (except for the last two paragraphs of Note I, as to which the date is November 3, 1998) with respect to Netrox, LLC in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of OneMain.com, Inc. for the registration of its Common Stock.

                                          /s/ Lopez Levi & Associates, P.A.

Miami, Florida
December 29, 1998